As filed with the Securities and Exchange Commission on February 11, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Infinity Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0655706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1100 Massachusetts Avenue, Floor 4, Cambridge, Massachusetts 02138

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lawrence E. Bloch
President
Infinity Pharmaceuticals, Inc.
1100 Massachusetts Avenue, Floor 4
Cambridge, Massachusetts 02138
(617) 453-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Cynthia T. Mazareas, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Fax: (617) 526-5000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-230258

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $0.001 par value per share	$11,770,000	$1,284.11

(1)  The registrant previously registered the offering, issuance and sale of securities of up to $100,000,000 under the registration statement on Form S-3 (File No. 333-230258), which was filed by the registrant on March 14, 2019 and declared effective on April 29, 2019 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $11,770,000 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities that remain available for issuance under the Registration Statement.

(2)  Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Infinity Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the earlier registration statement on Form S-3 (File No. 333-230258), which was declared effective by the Commission on April 29, 2019 are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on this 11th day of February, 2021

Infinity Pharmaceuticals, Inc.

By:	/s/ Lawrence E. Bloch, M.D., J.D.
Name: Lawrence E. Bloch, M.D., J.D.
Title: President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	*	Chief Executive Officer, Chair of the Board of Directors (Principal Executive Officer)	February 11, 2021
Adelene Q. Perkins

	/s/ Lawrence E. Bloch, M.D., J.D.	President (Principal Financial Officer, Principal Accounting Officer)	February 11, 2021
Lawrence E. Bloch, M.D., J.D.

	*	Director	February 11, 2021
Samuel Agresta, M.D., M.P.H.

	*	Director	February 11, 2021
David Beier, J.D.

	*	Director	February 11, 2021
Anthony B. Evnin, Ph.D.

	*	Director	February 11, 2021
Norman C. Selby

	*	Director	February 11, 2021
Richard Gaynor

*
*By:	/s/ Lawrence E. Bloch, M.D., J.D.
Name: Lawrence E. Bloch, M.D., J.D. Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of WilmerHale
23.1	Consent of WilmerHale (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24*	Powers of Attorney

* Filed as Exhibit 24 to the Registrant’s Registration Statement on Form S-3 (File No. 333-230258) filed with the Commission on March 14, 2019.